EXHIBIT 99-1

CERTIFICATION OF WILLIAM BELZBERG, CHIEF EXECUTIVE OFFICER OF WESTMINSTER CAPITAL, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2003 of Westminster Capital, Inc. (the “Issuer”).

I, William Belzberg, the Chief Executive Officer of Issuer, certify that to the best of my knowledge:

the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 20, 2003,
	By	/s/ WILLIAM BELZBERG

William Belzberg,
Chairman of the Board of Directors and Chief Executive Officer